Exhibit 99.1

Myers Industries Announces Second Quarter 2024 Results

Strong Signature Systems performance improves second quarter results

Actions taken in the second quarter to reduce costs and leverage productivity gains; executing against previously communicated target of $7M-$9M in annualized cost savings by 2025

Full-year guidance lowered to $1.05 - $1.20 for adjusted earnings per share, primarily due to continued demand pressure in Recreational Vehicle, Marine, and Automotive Aftermarket end markets

August 1, 2024, Akron, Ohio - Myers Industries Inc. (NYSE: MYE), a leading manufacturer of a wide range of polymer and metal products and distributor for tire, wheel, and under- vehicle service industry, today announced results for the second quarter ended June 30, 2024.

Second Quarter 2024 Financial Highlights

•
Net sales of $220.2 million compared with $208.5 million in the prior-year period
•
Net Income of $10.3 million, compared with $10.6 million in the prior-year period
•
Adjusted EBITDA of $38.9 million, compared with $24.7 million in the prior-year period
•
GAAP gross margin of 34.3%, up 150 basis points versus the prior-year period
•
Adjusted gross margin of 36.1%, up 320 basis points versus the prior-year period
•
GAAP net income per diluted share of $0.28 compared with $0.29 in the prior-year period
•
Adjusted earnings per diluted share of $0.39 compared with $0.35 in the prior-year period
•
Cash flow provided by operations of $14.3 million and free cash flow of $9.9 million

Myers Industries President and CEO Mike McGaugh commented, “Our second-quarter results reflect the Company’s first full quarter with Signature Systems. This business is benefiting from worldwide investments in Infrastructure and helped drive both sequential and year-over-year revenue growth and margin expansion. Signature’s performance outpaced the demand headwinds in the Recreational Vehicle (RV), Marine, and Automotive Aftermarket end markets."

“We continue to focus on growing our Storage, Handling & Protection portfolio, most notably our four power brands: Akro-Mils, Buckhorn, Scepter, and Signature Systems. We believe our increased participation in the Military and Infrastructure end markets will provide meaningful growth for our Company over the next several years.

At the same time, we are taking actions to reduce costs and increase productivity in the Engineered Solutions and Automotive Aftermarket portfolios. These actions include the consolidation of three distribution centers in our Myers Tire Supply business, as well as today’s announcement of the consolidation of our Atlantic, Iowa, rotational molding facility into our other rotational molding plants in Indiana. We are able to reduce our footprint and reduce our cost structure, due to the productivity gains we’ve achieved. We expect these closures to be completed in 2025 and deliver approximately $5 million in cost savings in 2025 as well.

Our ongoing productivity-improvement and cost-reduction initiatives will help us navigate the cyclical demand conditions in the RV, Marine, and Automotive Aftermarket end markets while positioning the Company favorably for when these conditions revert to historical levels of demand.”

McGaugh concluded, “As a result of continued trough-like demand conditions in these end markets, we believe it is prudent to lower our full-year adjusted earnings per share guidance to a range of $1.05 to $1.20.

Myers’ consistent and disciplined execution of our Three-Horizon strategy and the expansion of our portfolio of branded products enabled us to achieve the highest quarterly adjusted EBITDA margin of the past decade. Despite the near-term demand softness in select end markets, we remain excited about the ongoing transformation of Myers Industries as we execute against our long-term strategy to build a portfolio of businesses with high margin, branded products that Move, Store, and Protect.”

Second Quarter 2024 Financial Summary

	Quarter Ended June 30,
(Dollars in thousands, except per share data)	2024	2023	% Inc (Dec)
Net sales	$220,236	$208,453	5.7%
Gross profit	$75,517	$68,410	10.4%
Gross margin	34.3%	32.8%
Operating income	$23,728	$16,142	47.0%
Net income	$10,279	$10,605	(3.1)%
Net income per diluted share	$0.28	$0.29	(3.4)%

Adjusted operating income	$28,826	$19,027	51.5%
Adjusted net income	$14,561	$12,928	12.6%
Adjusted earnings per diluted share	$0.39	$0.35	11.4%
Adjusted EBITDA	$38,893	$24,704	57.4%

Net sales were $220.2 million, an increase of $11.8 million, or 5.7%, compared with $208.5 million for the second quarter of 2023. The increase in net sales was driven by contributions from the recent acquisition of Signature Systems, partially offset by lower pricing and volumes in both the Material Handling and Distribution segments.

Gross profit increased $7.1 million, or 10.4%, to $75.5 million, driven by performance at Signature Systems, favorable product mix and lower material costs, partially offset by lower pricing and volume, as well as adjusting items related to acquisition and restructuring expenses. Gross margin improved 150 basis points to 34.3% compared with 32.8% for the second quarter of 2023. On an adjusted basis, gross profit increased 320 basis points to 36.1% from 32.9%. Selling, general and administrative expenses decreased $0.7 million year-over-year, or 1.3%, to $51.7 million. SG&A as a percentage of sales decreased to 23.5%, compared with 25.8% in the first quarter of 2024 and 25.1% in the same period last year, driven in part by lower incentive compensation accruals, reflecting Myers’ full-year outlook and cost-saving initiatives. Net income per diluted share was $0.28, compared with $0.29 for the second quarter of 2023. Adjusted earnings per diluted share were $0.39, compared with $0.35 for the second quarter of 2023.

Second Quarter 2024 Segment Results

(Dollar amounts in the segment tables below are reported in millions)

Material Handling

	Net Sales	Op Income	Op Income Margin		Adj EBITDA	Adj EBITDA Margin
Q2 2024 Results	$166.0	$28.7	17.3%		$41.5	25.0%
Q2 2023 Results	$143.3	$24.8	17.3%		$29.9	20.8%
$ Increase (decrease) vs prior year	$22.7	$3.9			$11.6
% Increase (decrease) vs prior year	15.9%	15.6%	+0	bps	39.0%	+420	bps

Items in this table may not recalculate due to rounding

Net sales for the Material Handling segment were $166.0 million, an increase of $22.7 million, or 15.9%, compared with $143.3 million for the second quarter of 2023. Sales from the addition of Signature Systems were partly offset by decreases, primarily in Recreational Vehicle and Marine, but also Food & Beverage and Consumer end markets.

Operating income increased 15.6% to $28.7 million, compared with $24.8 million in the second quarter of 2023. Operating income margin of 17.3% was flat compared with the second quarter of 2023. Adjusted EBITDA increased 39.0% to $41.5 million, compared with $29.9 million in the second quarter of 2023. SG&A expenses increased year-over-year, primarily due to incremental SG&A from Signature, partially offset by lower expenses for professional services and incentive compensation. Adjusted EBITDA margin improved by 420 basis points, primarily attributed to the Signature acquisition, partially offset by lower sales volume and pricing in the legacy business.

Distribution

	Net Sales	Op Income	Op Income Margin		Adj EBITDA	Adj EBITDA Margin
Q2 2024 Results	$54.3	$2.2	4.0%		$3.8	6.9%
Q2 2023 Results	$65.2	$3.4	5.2%		$4.7	7.2%
$ Increase (decrease) vs prior year	($10.9)	($1.2)			($0.9)
% Increase (decrease) vs prior year	(16.7)%	(35.9)%	-120	bps	(20.1)%	-30	bps

Items in this table may not recalculate due to rounding

Operating income decreased $1.2 million to $2.2 million, compared with $3.4 million for the second quarter of 2023. Adjusted EBITDA decreased 20.1% to $3.8 million, compared with $4.7 million in the second quarter of 2023. The decrease in operating income and adjusted EBITDA was primarily due to lower volume and pricing, offset partially by favorable sales mix and material costs. SG&A expenses decreased year-over-year, primarily due to lower payroll costs and lower variable selling expenses. The Distribution segment's operating income margin was 4.0% compared with 5.2% for the second quarter of 2023. The Distribution segment’s adjusted EBITDA margin was 6.9%, compared with 7.2% for the second quarter of 2023. The Distribution Segment continues to implement pricing and cost actions to counter cost inflation and improve margin.

Balance Sheet & Cash Flow

As of June 30, 2024, the Company’s cash on hand totaled $37.3 million. Total debt as of June 30, 2024, was $409.0 million. Under the terms of the Company’s loan agreement, its net leverage ratio was 2.6x and it had $231.4 million of availability under its revolving credit facility as of June 30, 2024. For the second quarter of 2024, cash flow provided by operations was $14.3 million and free cash flow was $9.9 million, compared with cash flow provided by operations of $22.9 million and free cash flow of $16.7 million for the second quarter of 2023. The decrease in free cash flow was driven primarily by increased interest expense and investment in working capital, partially offset by contributions from Signature. Capital expenditures for the second quarter of 2024 were $4.4 million, compared with $6.1 million for the second quarter of 2023.

2024 Outlook

Based on current exchange rates, market outlook and business forecast, the Company is providing the following outlook for fiscal 2024:

•
Net sales growth of 5% to 10%
•
Net income per diluted share in the range of $0.76 to $0.91
•
Adjusted earnings per diluted share in the range of $1.05 to $1.20
•
Capital expenditures in the range of $30 million to $35 million
•
Effective tax rate to approximate 26%

Myers will continue to monitor market conditions and provide updates throughout the year.

Conference Call Details

The Company will host an earnings conference call and webcast for investors and analysts on Thursday, August 1, 2024, at 8:30 a.m. ET. The call is anticipated to last less than one hour and may be accessed using the following online participation registration link: https://www.netroadshow.com/events/login?show=ca1ab624&confId=68382. Upon registering, each participant will be provided with call details and a registrant ID. Reminders will also be sent to registered participants via email. Alternatively, the conference call will be available via a live webcast. To access the live webcast or a replay, visit the Company's website www.myersindustries.com and click on the Investor Relations tab. An archived replay of the call will also be available on the site shortly after the event. To listen to the telephone replay, callers should dial: (U.S. Local) 1-929-458-6194 or (U.S. Toll-Free) 1-866-813-9403 Access Code: 408754.

Use of Non-GAAP Financial Measures

The Company uses certain non-GAAP measures in this release. Adjusted gross profit, adjusted gross margin, adjusted operating income (loss), adjusted operating income margin, adjusted earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted EBITDA margin, adjusted net income, adjusted earnings per diluted share (adjusted EPS), and free cash flow are non-GAAP financial measures and are intended to serve as a supplement to results provided in accordance with accounting principles generally accepted in the United States. Myers Industries believes that such information provides an additional measurement and consistent historical comparison of the Company’s performance. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures is available in this news release.

About Myers Industries

Myers Industries Inc., based in Akron, Ohio, is a manufacturer of sustainable plastic and metal products for industrial, agricultural, automotive, commercial, and consumer markets. The Company is also the largest distributor of tools, equipment and supplies for the tire, wheel, and under-vehicle service industry in the United States. Visit www.myersindustries.com to learn more.

Caution on Forward-Looking Statements

Statements in this release include “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including information regarding the Company’s financial outlook, future plans, objectives, business prospects and anticipated financial performance. Forward-looking statements can be identified by words such as “will,” “believe,” “anticipate,” “expect,” “estimate,” “intend,” “plan,” or variations of these words, or similar expressions. These forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on the Company’s current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, these statements inherently involve a wide range of inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. The Company’s actual actions, results, and financial condition may differ materially from what is expressed or implied by the forward-looking statements.

Specific factors that could cause such a difference on our business, financial position, results of operations and/or liquidity include, without limitation, raw material availability, increases in raw material costs, or other production costs; risks associated with our strategic growth initiatives or the failure to achieve the anticipated benefits of such initiatives; unanticipated downturn in business relationships with customers or their purchases; competitive pressures on sales and pricing; changes in the markets for the Company’s business segments; changes in trends and demands in the markets in which the Company competes; operational problems at our manufacturing facilities or unexpected failures at those facilities; future economic and financial conditions in the United States and around the world; inability of the Company to meet future capital requirements; claims, litigation and regulatory actions against the Company; changes in laws and regulations affecting the Company; unforeseen events, including natural disasters, unusual or severe weather events and patterns, public health crises, geopolitical crises, and other catastrophic events; and other risks and uncertainties detailed from time to time in the Company’s filings with the SEC, including without limitation, the risk factors disclosed in Item 1A, “Risk Factors,” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023. Given these factors, as well as other variables that may affect our operating results, readers should not rely on forward-looking statements, assume that past financial performance will be a reliable indicator of future performance, nor use historical trends to anticipate results or trends in future periods. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. The Company expressly disclaims any obligation or intention to provide updates to the forward-looking statements and the estimates and assumptions associated with them.

Contact: Meghan Beringer, Senior Director Investor Relations, 252-536-5651

M-INV

Source: Myers Industries, Inc.

MYERS INDUSTRIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(Dollars in thousands, except share and per share data)

	Quarter Ended		Six Months Ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Net sales	$220,236	$208,453	$427,338	$424,192
Cost of sales	144,719	140,043	287,552	284,717
Gross profit	75,517	68,410	139,786	139,475
Selling, general and administrative expenses	51,661	52,351	105,118	104,432
(Gain) loss on disposal of fixed assets	128	(83)	61	(56)
Operating income (loss)	23,728	16,142	34,607	35,099
Interest expense, net	9,006	1,790	15,085	3,436
Income (loss) before income taxes	14,722	14,352	19,522	31,663
Income tax expense (benefit)	4,443	3,747	5,740	8,082
Net income (loss)	$10,279	$10,605	$13,782	$23,581
Net income (loss) per common share:
Basic	$0.28	$0.29	$0.37	$0.64
Diluted	$0.28	$0.29	$0.37	$0.64
Weighted average common shares outstanding:
Basic	37,179,658	36,761,916	37,043,913	36,663,345
Diluted	37,312,394	36,892,177	37,257,302	36,874,084

MYERS INDUSTRIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (UNAUDITED)

(Dollars in thousands)

	June 30, 2024	December 31, 2023
Assets
Current Assets
Cash	$37,345	$30,290
Trade accounts receivable, net	129,775	113,907
Other accounts receivable, net	9,050	14,726
Inventories, net	105,796	90,844
Other current assets	13,577	6,854
Total Current Assets	295,543	256,621
Property, plant, & equipment, net	135,251	107,933
Right of use asset - operating leases	31,751	27,989
Goodwill and intangible assets, net	474,685	140,521
Deferred income taxes	209	209
Other assets	14,194	8,358
Total Assets	$951,633	$541,631
Liabilities & Shareholders' Equity
Current Liabilities
Accounts payable	$93,097	$79,050
Accrued expenses	44,137	53,523
Operating lease liability - short-term	6,223	5,943
Finance lease liability - short-term	609	593
Long-term debt - current portion	19,603	25,998
Total Current Liabilities	163,669	165,107
Long-term debt	380,450	31,989
Operating lease liability - long-term	25,003	22,352
Finance lease liability - long-term	8,306	8,615
Other liabilities	17,543	12,108
Deferred income taxes	62,110	8,660
Total Shareholders' Equity	294,552	292,800
Total Liabilities & Shareholders' Equity	$951,633	$541,631

MYERS INDUSTRIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(Dollars in thousands)

	Quarter Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Cash Flows From Operating Activities
Net income	$10,279	$10,605	$13,782	$23,581
Adjustments to reconcile net income to net cash provided by (used for) operating activities
Depreciation and amortization	10,067	5,677	18,564	11,295
Amortization of deferred financing costs	544	78	775	156
Amortization of acquisition-related inventory step-up	1,342	—	4,457	—
Non-cash stock-based compensation expense	(135)	2,488	547	4,392
(Gain) loss on disposal of fixed assets	128	(83)	61	(56)
Other	170	3,319	164	2,492
Cash flows provided by (used for) working capital
Accounts receivable - trade and other, net	248	11,915	8,212	15,096
Inventories	(2,145)	4,048	(1,959)	(4,730)
Prepaid expenses and other current assets	(5,528)	(5,048)	(4,643)	(3,828)
Accounts payable and accrued expenses	(623)	(10,147)	(5,343)	240
Net cash provided by (used for) operating activities	14,347	22,852	34,617	48,638
Cash Flows From Investing Activities
Capital expenditures	(4,417)	(6,125)	(10,124)	(15,216)
Acquisition of business, net of cash acquired	578	—	(348,312)	(160)
Proceeds from sale of property, plant, and equipment	9	109	84	142
Net cash provided by (used for) investing activities	(3,830)	(6,016)	(358,352)	(15,234)
Cash Flows From Financing Activities
Net borrowings (repayments) from revolving credit facility	4,000	(9,800)	(7,000)	(15,000)
Proceeds from Term Loan A	—	—	400,000	—
Repayments of Term Loan A	(5,000)	—	(5,000)	—
Repayments of senior unsecured notes	—	—	(38,000)	—
Payments on finance lease	(149)	(129)	(292)	(258)
Cash dividends paid	(5,022)	(5,022)	(10,367)	(10,296)
Proceeds from issuance of common stock	350	437	2,758	1,569
Shares withheld for employee taxes on equity awards	(100)	(34)	(1,974)	(2,033)
Deferred financing fees	—	—	(9,172)	—
Net cash provided by (used for) financing activities	(5,921)	(14,548)	330,953	(26,018)
Foreign exchange rate effect on cash	19	163	(163)	167
Net increase (decrease) in cash	4,615	2,451	7,055	7,553
Beginning Cash	32,730	28,241	30,290	23,139
Ending Cash	$37,345	$30,692	$37,345	$30,692

MYERS INDUSTRIES, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

GROSS PROFIT, OPERATING INCOME AND EBITDA (UNAUDITED)

(Dollars in thousands)

	Quarter Ended June 30, 2024
	Material Handling	Distribution	Segment Total	Corporate & Other	Total
Net sales	$166,008	$54,265	$220,273	$(37)	$220,236
Net income					10,279
Net income margin					4.7%

Gross profit					75,517
Add: Restructuring expenses and other adjustments					2,711
Add: Acquisition-related inventory step-up					1,342
Adjusted gross profit					79,570
Gross margin as adjusted					36.1%

Operating income (loss)	28,701	2,179	30,880	(7,152)	23,728
Operating income margin	17.3%	4.0%	14.0%	n/a	10.8%
Add: Restructuring expenses and other adjustments	2,223	755	2,978	—	2,978
Add: Acquisition and integration costs	207	—	207	471	678
Add: Acquisition-related inventory step-up	1,342	—	1,342	—	1,342
Add: Environmental reserves, net(2)	—	—	—	100	100
Adjusted operating income (loss)(1)	32,473	2,934	35,407	(6,581)	28,826
Adjusted operating income margin	19.6%	5.4%	16.1%	n/a	13.1%

Add: Depreciation and amortization	9,023	830	9,853	214	10,067
Adjusted EBITDA	$41,496	$3,764	$45,260	$(6,367)	$38,893
Adjusted EBITDA margin	25.0%	6.9%	20.5%	n/a	17.7%

(1) Includes gross profit adjustments of $4,053 and SG&A adjustments of $1,045
(2) Includes environmental charges of $800 net of probable insurance recoveries of $700

	Quarter Ended June 30, 2023
	Material Handling	Distribution	Segment Total	Corporate & Other	Total
Net sales	$143,295	$65,173	$208,468	$(15)	$208,453
Net income					10,605
Net income margin					5.1%

Gross profit					68,410
Add: Restructuring expenses and other adjustments					180
Adjusted gross profit					68,590
Gross margin as adjusted					32.9%

Operating income (loss)	24,828	3,398	28,226	(12,084)	16,142
Operating income margin	17.3%	5.2%	13.5%	n/a	7.7%
Add: Restructuring expenses and other adjustments	275	—	275	—	275
Add: Acquisition and integration costs	—	111	111	—	111
Add: Executive severance costs	—	410	410	289	699
Add: Environmental reserves, net(2)	—	—	—	1,800	1,800
Adjusted operating income (loss)(1)	25,103	3,919	29,022	(9,995)	19,027
Adjusted operating income margin	17.5%	6.0%	13.9%	n/a	9.1%

Add: Depreciation and amortization	4,755	790	5,545	132	5,677
Adjusted EBITDA	$29,858	$4,709	$34,567	$(9,863)	$24,704
Adjusted EBITDA margin	20.8%	7.2%	16.6%	n/a	11.9%

(1) Includes gross profit adjustments of $180 and SG&A adjustments of $2,705
(2) Includes environmental charges of $1,900 net of probable insurance recoveries of $100

MYERS INDUSTRIES, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

GROSS PROFIT, OPERATING INCOME AND EBITDA (UNAUDITED)

(Dollars in thousands)

	Six Months Ended June 30, 2024
	Material Handling	Distribution	Segment Total	Corporate & Other	Total
Net sales	$318,233	$109,159	$427,392	$(54)	$427,338
Net income					13,782
Net income margin					3.2%

Gross profit					139,786
Add: Restructuring expenses and other adjustments					2,952
Add: Acquisition-related inventory step-up					4,457
Adjusted gross profit					147,195
Gross margin as adjusted					34.4%

Operating income (loss)	50,957	2,784	53,741	(19,134)	34,607
Operating income margin	16.0%	2.6%	12.6%	n/a	8.1%
Add: Restructuring expenses and other adjustments	2,464	755	3,219	—	3,219
Add: Acquisition and integration costs	305	—	305	3,783	4,088
Add: Acquisition-related inventory step-up	4,457	—	4,457	—	4,457
Less: Insurance recovery of legal fees	(702)	—	(702)	—	(702)
Less: Environmental reserves, net(2)	—	—	—	(200)	(200)
Adjusted operating income (loss)(1)	57,481	3,539	61,020	(15,551)	45,469
Adjusted operating income margin	18.1%	3.2%	14.3%	n/a	10.6%
Add: Depreciation and amortization	16,548	1,603	18,151	413	18,564
Adjusted EBITDA	$74,029	$5,142	$79,171	$(15,138)	$64,033
Adjusted EBITDA margin	23.3%	4.7%	18.5%	n/a	15.0%

(1) Includes gross profit adjustments of $7,409 and SG&A adjustments of $3,453
(2) Includes environmental charges of $800 net of probable insurance recoveries of $1,000

	Six Months Ended June 30, 2023
	Material Handling	Distribution	Segment Total	Corporate & Other	Total
Net sales	$295,857	$128,358	$424,215	$(23)	$424,192
Net income					23,581
Net income margin					5.6%

Gross profit					139,475
Add: Restructuring expenses and other adjustments					282
Adjusted gross profit					139,757
Gross margin as adjusted					32.9%

Operating income (loss)	50,179	5,635	55,814	(20,715)	35,099
Operating income margin	17.0%	4.4%	13.2%	n/a	8.3%
Add: Restructuring expenses and other adjustments	696	179	875	10	885
Add: Acquisition and integration costs	—	220	220	126	346
Add: Executive severance costs	—	410	410	289	699
Add: Environmental reserves, net(2)	—	—	—	2,300	2,300
Adjusted operating income (loss)(1)	50,875	6,444	57,319	(17,990)	39,329
Adjusted operating income margin	17.2%	5.0%	13.5%	n/a	9.3%
Add: Depreciation and amortization	9,354	1,663	11,017	278	11,295
Adjusted EBITDA	$60,229	$8,107	$68,336	$(17,712)	$50,624
Adjusted EBITDA margin	20.4%	6.3%	16.1%	n/a	11.9%

(1) Includes gross profit adjustments of $282 and SG&A adjustments of $3,948
(2) Includes environmental charges of $3,500 net of probable insurance recoveries of $1,200

MYERS INDUSTRIES, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

ADJUSTED OPERATING INCOME, ADJUSTED EBITDA AND FREE CASH FLOW (UNAUDITED)

(Dollars in thousands)

	Quarter Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Adjusted operating income (loss) reconciliation:
Operating income (loss)	$23,728	$16,142	$34,607	$35,099
Restructuring expenses and other adjustments	2,978	275	3,219	885
Acquisition and integration costs	678	111	4,088	346
Acquisition-related inventory step-up	1,342	—	4,457	—
Insurance recovery of legal fees	—	—	(702)	—
Executive severance costs	—	699	—	699
Environmental reserves, net	100	1,800	(200)	2,300
Adjusted operating income (loss)	$28,826	$19,027	$45,469	$39,329

Adjusted EBITDA reconciliation:
Net income (loss)	$10,279	$10,605	$13,782	$23,581
Income tax expense (benefit)	4,443	3,747	5,740	8,082
Interest expense, net	9,006	1,790	15,085	3,436
Operating income (loss)	23,728	16,142	34,607	35,099
Depreciation and amortization	10,067	5,677	18,564	11,295
Restructuring expenses and other adjustments	2,978	275	3,219	885
Acquisition and integration costs	678	111	4,088	346
Acquisition-related inventory step-up	1,342	—	4,457	—
Insurance recovery of legal fees	—	—	(702)	—
Executive severance costs	—	699	—	699
Environmental reserves, net	100	1,800	(200)	2,300
Adjusted EBITDA	$38,893	$24,704	$64,033	$50,624

Free cash flow reconciliation:
Net cash provided by (used for) operating activities	$14,347	$22,852	$34,617	$48,638
Capital expenditures	(4,417)	(6,125)	(10,124)	(15,216)
Free cash flow	$9,930	$16,727	$24,493	$33,422

MYERS INDUSTRIES, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER DILUTED SHARE (UNAUDITED)

(Dollars in thousands, except per share data)

	Quarter Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Adjusted net income (loss) reconciliation:
Net income (loss)	$10,279	$10,605	$13,782	$23,581
Income tax expense (benefit)	4,443	3,747	5,740	8,082
Income (loss) before income taxes	14,722	14,352	19,522	31,663
Restructuring expenses and other adjustments	2,978	275	3,219	885
Acquisition and integration costs	678	111	4,088	346
Acquisition-related inventory step-up	1,342	—	4,457	—
Insurance recovery of legal fees	—	—	(702)	—
Executive severance costs	—	699	—	699
Environmental reserves, net	100	1,800	(200)	2,300
Adjusted income (loss) before income taxes	19,820	17,237	30,384	35,893
Income tax expense, as adjusted (1)	(5,259)	(4,309)	(7,900)	(8,973)
Adjusted net income (loss)	$14,561	$12,928	$22,484	$26,920

Adjusted earnings per diluted share reconciliation:
Net income (loss) per common diluted share	$0.28	$0.29	$0.37	$0.64
Restructuring expenses and other adjustments	0.08	0.00	0.09	0.02
Acquisition and integration costs	0.02	0.00	0.11	0.01
Acquisition-related inventory step-up	0.04	—	0.12	—
Insurance recovery of legal fees	—	—	(0.02)	—
Executive severance costs	—	0.02	—	0.02
Environmental reserves, net	0.00	0.05	(0.01)	0.06
Adjusted effective income tax rate impact	(0.03)	(0.01)	(0.06)	(0.02)
Adjusted earnings per diluted share(2)	$0.39	$0.35	$0.60	$0.73

Items in this table may not recalculate due to rounding
(1) Income taxes are calculated using the normalized effective tax rate for each year. The rate used in 2024 is 26% and in 2023 is 25%.
(2) Adjusted earnings per diluted share is calculated using the weighted average common shares outstanding for the respective period.

MYERS INDUSTRIES, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

GUIDANCE FOR FULL YEAR ADJUSTED EARNINGS PER DILUTED SHARE

(UNAUDITED)

	Full Year 2024 Guidance
	Low	High
GAAP diluted net income per common share	$0.76	$0.91
Add: Net restructuring expenses and other adjustments	0.14	0.14
Add: Acquisition and integration costs (3)	0.25	0.25
Less: Insurance recovery of legal fees	(0.02)	(0.02)
Less: Environmental reserves, net	(0.01)	(0.01)
Less: Adjusted effective income tax rate impact (1)	(0.07)	(0.07)
Adjusted earnings per diluted share (2)	$1.05	$1.20

(1) Income taxes are calculated using the normalized effective tax rate for each year. The rate used in 2024 is 26%.
(2) Adjusted earnings per diluted share is calculated using the weighted average common shares outstanding.
(3) Includes acquisition-related inventory step-up costs